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                                                                     EXHIBIT (9)

[NEWYORKLIFE LOGO]
The Company You Keep(R)

                                                 NEW YORK LIFE INSURANCE COMPANY
                                                 51 Madison Avenue,
                                                 New York, NY 10010
                                                 212-576-6973
                                                 Fax 212-576-8339
                                                 tenglish@newyorklife.com

                                                 THOMAS F. ENGLISH
                                                 Senior Vice President &
                                                 Chief Insurance Counsel

VIA EDGAR

April 1, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549


          RE: NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
              VARIABLE ANNUITY SEPARATE ACCOUNT-IV
              INVESTMENT COMPANY ACT FILE NUMBER 811-21397
              SECURITIES ACT FILE NUMBER: 333-172044


Ladies and Gentlemen:


     This opinion is furnished in connection with the filing by New York Life Insurance and Annuity Corporation ("NYLIAC") of Pre-Effective Amendment No. 1 to the registration statement on Form N-4 ("Registration Statement") under the Securities Act of 1933, as amended, of NYLIAC Variable Annuity Separate Account-IV ("Separate Account-IV"). Separate Account-IV receives and invests premiums allocated to it under individual New York Life flexible premium variable annuity policies ("Annuity Contracts"). The Annuity Contracts are offered in the manner described in the Registration Statement.


     NYLIAC is a wholly-owned subsidiary of New York Life Insurance Company ("NYL"). My professional responsibilities at NYL include the provision of legal advice to NYLIAC. Also, I am Senior Vice President and Chief Legal Officer of NYLIAC.

     In connection with this opinion, I have made such examination of the law and have examined such corporate records and such other documents as I consider appropriate as a basis for the opinions hereinafter expressed. On the basis of such examination, it is my opinion that:

          1. NYLIAC is a corporation duly organized and validly existing under the laws of the State of Delaware.


          2. Separate Account-IV is a separate account established and maintained by NYLIAC pursuant to Section 2932 of the Delaware Insurance Code, under which the income, gains and losses, realized or unrealized, from Account-IV, without regard to other income, gains or losses of NYLIAC.


          3. The Annuity Contracts have been duly authorized by NYLIAC and, when sold in jurisdictions authorizing such sales, in accordance with the Registration Statement, will constitute validly issued and binding obligations of NYLIAC in accordance with their terms.
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Securities and Exchange Commission
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          4.   Each owner of an Annuity Contract will not be subject to any deductions, charges, or assessments imposed by NYLIAC, other than those provided in the Annuity Contracts.

     I consent to the use of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/ THOMAS F. ENGLISH
                                        ----------------------------------------
                                        Thomas F. English
                                        Senior Vice President and
                                        Chief Insurance Counsel